Exhibit 10.3
  Execution Copy
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 17, 2020, between Edesa Biotech, Inc., a British Columbia corporation (the “Company”), and NovImmune SA (“Purchaser”).

WHEREAS, Purchaser has developed, generated and produced certain monoclonal antibodies (the “Monoclonal Antibodies”) and Purchaser owns certain intellectual property in the Monoclonal Antibodies;

WHEREAS, the Company and its subsidiaries are interested in the development and commercialization of the Monoclonal Antibodies known as [__] (Anti-TLR4) (“[__]”) and [__] (Anti-CXCL10) (“[__]”) (each a “Construct”, jointly the “Constructs”); [Nature of constructs omitted as competitively sensitive information.]

WHEREAS, on even date herewith, Edesa Biotech Research, Inc., a wholly-owned subsidiary of the Company (“Edesa Research”), and Purchaser are entering into a License Agreement (the “License Agreement”) pursuant to which Edesa Research will obtain an exclusive worldwide license to develop, register, manufacture, contract manufacture, modify, market, sell, distribute and promote the Constructs on the terms set forth therein (the “License”); and

WHEREAS, as partial consideration for the License and as contemplated by the License Agreement, the Company has agreed to enter into this Agreement pursuant to which the Company shall issue to Purchaser and Purchaser shall acquire from the Company 250 shares of Series A-1 Convertible Preferred Shares of the Company with no par value per share, (the “Shares”) at an issue price of $10,000 per share, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” means action, suit, inquiry, notice of violation, proceeding or investigation before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, provincial. state, county, local or foreign).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Articles” means the articles of the Company, as amended from time to time.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a statutory holiday or any other day on which banking institutions in Toronto, Ontario, Canada are authorized or required by law or other governmental action to close.

“Canadian Commissions” shall have the meaning ascribed to such term in Section 4.8.

“Closing” means the closing of the issuance and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the date of this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the common shares of the Company, with no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Conversion Shares” means the Common Shares issuable upon conversion of the Shares pursuant to the Articles.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“International Jurisdiction” shall have the meaning ascribed to such term in Section 3.2(i).

“Legend Removal Date” shall have the meaning assigned to such term in Section 4.1(d).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint share company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.9(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.9(b).

 “Purchaser Information” shall have the meaning ascribed to such term in Section 4.8.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means, collectively, the Shares and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” has the meaning ascribed to such term in the Recitals to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Common Shares).

“Subsidiary” means any subsidiary of the Company as set forth on Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the nine-month period ended September 30, 2019 filed with the Commission on December 12, 2019.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and the Articles.

“Transfer Agent” means Computershare Investor Services Inc., the current transfer agent of the Company, with a mailing address of 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, and any successor transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. As partial consideration for Purchaser’s granting of a license to certain assets to the Company as contemplated in the License Agreement, at the Closing and upon the terms and subject to the conditions set forth herein, the Company agrees to issue and deliver to Purchaser, and Purchaser agrees to acquire from the Company, the Shares. The Closing shall occur at the offices of the Company or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a)            On or prior to the Closing Date, the Company shall deliver or cause to be delivered to Purchaser the following:

(i) this Agreement and the License Agreement duly executed by the Company; and

(ii) a DRS statement indicating the Shares registered in the name of Purchaser.

(b) On or prior to the Closing Date, Purchaser shall deliver or cause to be delivered to the Company this Agreement and the License Agreement duly executed by Purchaser.

2.3 Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The obligations of Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports, which SEC Reports shall qualify any representation or warranty made herein, the Company hereby makes the following representations and warranties to Purchaser:

(a)            Subsidiaries. The Company owns, directly or indirectly, all of the capital share or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital share of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default in any material respect of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts or Breach. The execution, delivery and performance by the Company of this Agreement , the issuance and sale of the Securities at Closing and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal, provincial and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect. Neither the Company, its subsidiaries nor, to its knowledge, any other party is in violation, breach or default of any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument to which the Company or its subsidiaries is a party to that is reasonably likely to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, provincial, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than: (i) application(s) to each applicable Trading Market for the listing of the Conversion Shares for trading thereon in the time and manner required thereby, and (ii) such consents, waivers and authorizations that shall be obtained prior to Closing (collectively, the “Required Approvals”).

(f) Issuance of the Securities; Registration. The Shares are duly authorized and duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company. The Conversion Shares, when issued in accordance with the terms of the Articles, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital shares the maximum number of Shares and Conversion Shares issuable pursuant to this Agreement.

(g) Capitalization. The Company has not issued any capital shares since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of share options under the Company’s share option plans and pursuant to the conversion and/or exercise of Common Share Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as a result of the purchase and sale of the Securities and as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares or the capital share of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Shares or Common Share Equivalents or capital share of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Common Shares or other securities to any Person (other than Purchaser). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any share appreciation rights or “phantom share” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital share of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all federal, provincial and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital share to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders. Except as a result of the purchase and sale of the Securities and as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares or the capital share of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Shares or Common Share Equivalents or capital share of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Common Shares or other securities to any Person (other than Purchaser).

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, except for the outbreak of the COVID-19 pandemic, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital share and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company share option plans.

(j) Registration Rights. Except as described in the SEC Reports, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(k) Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

3.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants as of the date hereof to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder . The execution and delivery of this Agreement and performance by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of Purchaser. This Agreement has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. Purchaser is a resident in, or otherwise subject to applicable securities laws of, Switzerland.

(b) Understandings or Arrangements. Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law or the laws of any Canadian or foreign jurisdiction and are being issued in reliance upon the exemption from the registration requirements thereof afforded by Regulation S and/or other exemptions under the Securities Act, or with any state securities commission or agency, and applicable Canadian securities laws. Purchaser is acquiring such Securities for investment and as principal for its own account (and not for the account of any U.S. Person within the meaning of Rule 902(a) of Regulation S) and not with a view to or for distributing or reselling such Securities or any part thereof, including in violation of the Securities Act or any applicable state securities law or Canadian or foreign securities law. Purchaser has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law or Canadian or foreign securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable provincial, state or Canadian securities law or foreign securities law. No sale by Purchaser of the Securities has been pre-arranged with any prospective buyer in the United States or Canada. In connection with the transactions that are the subject of this Agreement, Purchaser acknowledges that offers respecting the sale of the Securities directed by the Company were received outside of the United States and that Purchaser has not and is not engaged in or directed any unsolicited offers to buy the Securities in the United States on behalf of any U.S. Person. Purchaser agrees and acknowledges that the Company will issue stop transfer instructions to its registrar and transfer agent prohibiting the transfer of the Shares and Conversion Shares delivered under this Agreement made in violation of applicable securities laws. The Company has advised Purchaser that the Company is relying on an exemption from the requirements to provide Purchaser with a prospectus and to sell the Shares through a person registered to sell securities under Canadian securities laws and, as a consequence of acquiring the Shares pursuant to these exemptions, certain protections, rights and remedies provided by Canadian securities laws, including applicable statutory rights of rescission or damages, will not be available to Purchaser, and no prospectus or registration statement has been filed by the Company with any securities commission or similar regulatory authority in any jurisdiction in connection with the issuance of the Shares. Purchaser currently does not own any Common Shares.

(c) Purchaser Status. At the time Purchaser was offered the Securities, it was not, and as of the date hereof it is not a U.S. Person within the meaning of Rule 902(a) of Regulation S. At the time Purchaser was offered the Securities, it was, and as of the date hereof it is an “accredited investor” as defined in National Instrument 45-106 - Prospectus Exemptions and as described in paragraph (m) of that definition. Purchaser pre-existed the offering of Securities, has a bona fide purpose other than investment in the Securities and was not created or used solely to purchase or hold securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of National Instrument 45-106 - Prospectus Exemptions.

(d) Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Purchaser has not received, nor has it requested, nor does it have any need to receive, any offering memorandum or any other document describing the business and affairs of the Company that constitutes an offering memorandum as such term is defined under applicable Canadian securities laws, nor has any such document been prepared for delivery to, or review by, prospective purchasers in order to assist them in making an investment decision in respect of the Securities. The Shares are not being purchased by Purchaser, as a result of any material information concerning the Corporation that has not been publicly disclosed, including any “material fact” as such term is defined in the Securities Act (British Columbia).

(f) Certain Transactions. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a communication from the Company or any other Person representing the Company setting forth the terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.

(g) General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of Purchaser, any other general solicitation or general advertisement.

(h) Restricted Securities. Purchaser agrees that the Securities acquired by it pursuant to this Agreement shall not be voluntarily sold, transferred or otherwise disposed of in the United States or Canada or to any U.S. Person except pursuant to an available exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement thereunder or pursuant to an available exemption from the prospectus requirements of applicable Canadian securities laws, and otherwise in compliance with any applicable state or provincial securities laws. Purchaser agrees that there are restrictions on Purchaser’s ability to resell the Securities under applicable Canadian securities laws and it is the responsibility of Purchaser to find out what those restrictions are and to comply with them before selling the Securities. Purchaser acknowledges that no transfer of the Securities shall be made by the Company’s registrar and transfer agent upon the Company’s transfer books or records unless there has been compliance with the terms of this Agreement, including the above provisions. Purchaser agrees to indemnify and hold the Company harmless from and against liabilities, claims, damages and expenses (including reasonable attorneys’ fees) that may result from or arise out of any disposition of the Securities in violation of this Agreement.

(i) International Jurisdiction. Purchaser is resident in a jurisdiction other than Canada or the United States (an “International Jurisdiction”) and purchasing as principal, and the decision to subscribe the Shares was made in such International Jurisdiction. The delivery of the Subscription Agreement, the acceptance of it by the Company and the issuance of the Shares to Purchaser complies with all laws applicable to Purchaser, including the laws of Purchaser’s jurisdiction of residence, and all other applicable laws, and will not cause the Company to become subject to, or require it to comply with, any disclosure, prospectus, filing or reporting requirements under any applicable laws of the International Jurisdiction. Purchaser is knowledgeable of, or has been independently advised as to, the application or jurisdiction of the laws of the International Jurisdiction that would apply to the purchase. The Company is offering and selling the Shares and Purchaser is purchasing the Securities pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the International Jurisdiction or, if such is not applicable, the Company is permitted to offer and sell the Shares and Purchaser is permitted to purchase the Shares under the applicable securities laws of such International Jurisdiction without the need to rely on any such exemptions. The applicable securities laws do not require the Company to register any of the Shares, file a prospectus, registration statement, offering memorandum or similar document, or make any filings or disclosures or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction. Purchaser will not sell, transfer or dispose of the Shares except in accordance with all applicable laws, including the securities laws applicable in Canada and the United States, and Purchaser acknowledges that the Company shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian or United States securities laws.

(j) Limited Resale. Purchaser understands that it may not be able to resell the Shares except in accordance with limited exemptions available under applicable securities laws, and that Purchaser is solely responsible for Purchaser’s compliance with applicable resale restrictions. Subject to any exemptions available under applicable securities laws, Purchaser will comply with all applicable securities laws concerning the resale of the Shares and will not resell any of the Shares except in accordance with the provisions of applicable securities laws.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Removal of Legends.

(a) The Securities may only be disposed of in compliance with provincial, state and federal securities laws and the laws of any applicable foreign jurisdiction. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act or any applicable foreign securities law.

(b) Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

“NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(c) Purchaser also agrees to the imprinting of an additional legend on any of the Securities (to the extent that such Securities are issued prior to the expiry of the applicable hold period) in the following form:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [the date which is four months and one day after the Closing Date will be inserted].”

(d) In connection with a sale of Conversion Shares by Purchaser in reliance on Rule 144, Purchaser or its broker shall deliver to the Company a broker representation letter reasonably acceptable to the Company and the Transfer Agent, providing to the Company the information required under Rule 144 to determine that the sale of such Conversion Shares is made in compliance with Rule 144, including, as may be appropriate, a certification that Purchaser is not an affiliate of the Company (as defined in Rule 144) and a certification as to the length of time that such securities have been held. Upon receipt of such representation letter, the Company shall promptly remove the notation of a restrictive legend in Purchaser’s book-entry account maintained by the Company, including the legend referred to in Section 4.1(b), and the Company shall bear all costs associated with the removal of such legend in the Company’s books. The Company shall cooperate with Purchaser to effect the removal of the legend referred to in Section 4.1(b) at any time such legend is no longer appropriate. Without limiting the foregoing, upon the written request of Purchaser, any legend (including the legend set forth in Section 4.1(b) hereof) on Conversion Shares shall be removed (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) if such Conversion Shares are eligible for sale under Rule 144 without the requirement to be in compliance with Rule 144(c)(1), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), subject in the case of clauses (ii) and (iii) to receipt from Purchaser by the Company and the Transfer Agent of customary representations reasonably acceptable to the Company and the Transfer Agent in connection with such request. Upon such request and receipt of such representations, the Company shall (A) deliver to the Transfer Agent irrevocable instructions to the Transfer Agent to remove the legend, and (B) cause its counsel to deliver to the Transfer Agent one or more legal opinions to the effect that the removal of such legend in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. If all or any portion of a Share is converted into Conversion Shares and either (i) a registration statement covering the resale of such security is then effective under the Securities Act, (ii) the Conversion Shares issuable upon such exercise are then eligible for sale under Rule 144 without the requirement to be in compliance with Rule 144(c)(1), or (iii) if a legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), then such Conversion Shares shall be issued free of all legends, subject in the case of clauses (ii) and (iii) to receipt from Purchaser by the Company and the Transfer Agent of customary representations reasonably acceptable to the Company and the Transfer Agent in connection therewith. The Company agrees that following the effective date of a registration statement covering the resale of the Conversion Shares or at such time as such legend is no longer required under this Section 4.1(d), it will, no later than two (2) Trading Days following the delivery by Purchaser to the Company or the Transfer Agent of a request for legend removal, and if relying on Rule 144, receipt from Purchaser by the Company and the Transfer Agent of customary representations reasonably acceptable to the Company and the Transfer Agent in connection therewith (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to Purchaser, as may be requested by Purchaser, a certificate or book-entry position evidencing such Conversion Shares that is free from all restrictive and other legends or by crediting the account of Purchaser’s or its designee’s account with the Depository Trust Company or another established clearing corporation through its Deposit or Withdrawal at Custodian system if the Company is then a participant in such system.

(e) If the Company fails to deliver any such Conversion Shares free from all restrictive legends on or before the applicable Legend Removal Date and if after the Legend Removal Date, due to the Company’s continuing failure to deliver such Conversion Shares, Purchaser purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by Purchaser of all or any portion of the Conversion Shares anticipated receiving from the Company without any restrictive legend, then the Company shall pay in cash to Purchaser in an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased over the product of (A) such number of Conversion Shares the Company was required to deliver to Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Shares on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Conversion Shares and ending on the date of such delivery and payment under this subsection 4.1(e).

4.2 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.3 Publicity. The Company and Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Purchaser, or without the prior consent of Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.4 Indemnification. Subject to the provisions of this Section 4.4, the Company and Purchaser will indemnify and hold each other and each other’s directors, officers, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Indemnified Party”) harmless from any and all losses (excluding loss of profit), liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the other party in this Agreement. If any action shall be brought against an Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the other party in writing, and the other party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ one separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (a) the employment thereof has been specifically authorized by the other party in writing, (b) the other party has failed after a reasonable period of time to assume such defense and to employ counsel or (c) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the other party and the position of such Indemnified Party, in which case the other party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The other party will not be liable to any Indemnified Party under this Agreement (1) for any settlement by an Indemnified Party effected without the other party’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Party in this Agreement. The indemnification required by this Section 4.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred.

4.5 Reservation of Common Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Common Shares for the purpose of enabling the Company to issue the Conversion Shares.

4.6 Listing of Common Shares. The Company hereby agrees to use reasonable best efforts to maintain the listing or quotation of the Common Shares on the Trading Market on which it is currently listed and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. If required by the Trading Market, the Company shall apply to list or quote all of the Conversion Shares on such Trading Market and promptly secure the listing of all of the Conversion Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Shares traded on any other Trading Market, it will then include in such application all of the Conversion Shares, and will take such other action as is necessary to cause all of the Conversion Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing or quotation and trading of its Common Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.7 Blue Sky Filings. The Company shall take such action, if any, as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, issuance to Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Purchaser.

4.8 Privacy. By accepting this Agreement, the Company agrees that it will not collect any information about Purchaser except that which is provided by Purchaser in this Agreement (collectively, the “Purchaser Information”). The Company also agrees that it will keep all Purchaser Information confidential, and will use and disclose the Purchaser Information only for the purposes described below, unless (a) the Company informs Purchaser of a proposed use or disclosure of the Purchaser Information and Purchaser consents; or (b) the use or disclosure is permitted by law to be made without the consent of Purchaser, or is required by law, or by the by-laws, rules, regulations or policies or any regulatory organization governing the Company. By signing this Agreement, Purchaser agrees that the Company may collect and use the Purchaser Information for the following purposes and consents to the following: (c) the Company delivering to the applicable securities regulatory authorities, including the British Columbia Securities Commission, (collectively, the “Canadian Commissions”) any personal information provided by Purchaser respecting itself including such Purchaser’s full name, residential address and telephone number, the amount of securities purchased, the purchase price, the exemption relied on by Purchaser and the date of distribution, such information being collected indirectly by the Canadian Commissions under the authority granted to in applicable securities laws for the purposes of the administration and enforcement of applicable securities laws in British Columbia, (d) to provide Purchaser with information; (e) to otherwise administer Purchaser’s investment in the Company in accordance with the terms of this Agreement; (f) for internal use with respect to managing the relationships between and contractual obligations of the Company and Purchaser; (g) for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency; (h) for disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure; (i) for disclosure to professional advisers of the Company in connection with the performance of their professional services; (j) for disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with Purchaser’s prior written consent; (k) for disclosure to a court determining the rights of the parties under this Agreement; and (l) for use and disclosure as otherwise required or permitted by law. Purchaser acknowledges and consents to the Company retaining the personal information for as long as permitted or required by applicable law or business practices. Purchaser consents to the indirect collection of such information by the Canadian Commissions and acknowledges that it may contact the following public official in British Columbia , with respect to questions about the British Columbia Securities Commission’s indirect collection of such information at the following address and telephone number: British Columbia Securities Commission: P.O. Box 10142, Pacific Centre 701 West Georgia Street Vancouver, British Columbia V7Y 1L2 Inquiries: (604) 899-6854 Toll free in Canada: 1-800-373-6393 Facsimile: (604) 899-6581 Email: inquiries@bcsc.bc.ca.

4.9 Furnishing of Information; Current Public Information.

(a) Until the time that Purchaser owns no Securities, the Company covenants to maintain the registration of the Common Shares under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that Conversion Shares may be sold pursuant to Rule 144 without the requirement for the Company be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirements under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (each, a “Public Information Failure”) then, as partial relief for the damages to the Purchaser by reason of any such delay in or reduction of its ability to sell Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to the Purchaser an amount in cash equal to one and a half percent (1.5%) of the aggregate stated value of the Shares on the day of a Public Information Failure and on every thirtieth day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a holder of Securities from selling such Conversion Shares pursuant to Rule 144 without any restrictions or limitations. The payments to which a holder shall be entitled pursuant to this Section 4.9(b) are referred to herein as “Public Information Failure Payments”. Public Information Failure Payments shall be paid on the earlier of (A) the last day of the calendar month during which such Public Information Failure Payments are incurred and (B) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of one and a half percent (1.5%) per month (prorated for partial months) until paid in full.

4.10 Disclosure of Transaction and Other Material Information. Within four (4) Business Days of the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms and conditions of the transactions contemplated by this Agreement and the License Agreement in the form required by the Exchange Act.

4.11 Non-Public Information. After the date of this Agreement, except pursuant to the terms of the License Agreement, the Company covenants and agrees that neither the Company nor any other Person acting on its behalf will provide Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential.

4.12 Issuance of Preferred Shares. For so long as Purchaser holds Shares, the Company shall not, without the prior written consent of Purchaser, create or issue any preferred shares pursuant to the Articles where such preferred shares rank in parity or priority to any right or special right attached to the Shares under the Business Corporations Act (British Columbia) or the Articles.

ARTICLE V.

MISCELLANEOUS

5.1 Fees and Expenses. Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to Purchaser.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (Toronto, Ontario time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Toronto, Ontario time) on any Trading Day, (c) the second (2nd)Trading Day following the date of mailing, if sent by Canadian nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.4 shall be binding upon Purchaser, any holder of Securities and the Company.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser. Purchaser may assign any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of this Agreement that apply to the “Purchaser.”

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.4.

5.8 Governing Law and Disputes. This Agreement has been construed in accordance with and shall be governed by the substantive laws of Switzerland with the exclusion of the UN Convention on International Sales of Goods (Vienna Convention) except that: (i) the Articles and all matters in respect of corporate law in this Agreement have been construed in accordance with and shall be governed by the substantive laws of the Province of British Columbia; and (ii) all matters in respect of securities law has been construed in accordance with and shall be governed by the substantive securities laws of, to the extent applicable, the Province of British Columbia and the laws of the United States of America. All disputes arising out of or in connection with the Transaction Documents, including disputes on its conclusion, binding effect, amendment and termination, shall be resolved, to the exclusion of the ordinary courts, by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce in force on the date when the notice of arbitration is submitted in accordance with these Rules. The number of arbitrators shall be three (3), and they shall be appointed in accordance with the Rules of Arbitration. The seat of the arbitration shall be in London. The arbitral proceedings shall be conducted in English.

5.9 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a period of one (1) year.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Saturdays, Sundays, Holidays, etc.                                                                            If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices and Common Shares in this Agreement shall be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Common Shares that occur after the date of this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

EDESA BIOTECH, INC.	Address for Notice:
By: /s/Pardeep Nijhawan Name: Pardeep Nijhawan Title: CEO With copies to (which shall not constitute notice):	100 Spy Court Markham, ON, L3R 5H6 Canada Attention: Chief Executive Officer Email: notices@edesabiotech.com Fax: 1-805-4882889
Stubbs Alderton & Markiles, LLP 15260 Ventura Blvd., 20th Floor Sherman Oaks, CA 91403 U.S.A. Attention: Jonathan Friedman Email: jfriedman@stubbsalderton.com Fax: 818-444-4500	Fasken Martineau DuMoulin LLP 333 Bay Street, Suite 2400, Toronto, ON, M5H 2T6 Canada Attention: Wojtek Baraniak Email: wbaraniak@fasken.com Fax: 416-364-7813

NOVIMMUNE SA	Address for Notice:
By: /s/ Oliver Eckelmann Name: Oliver Eckelmann Title: COO & CFO With a copy to (which shall not constitute notice):	Chemin des Aulx 14 1228 Plan-les-Ouates Switzerland Attention: Oliver Eckelmann Email: Fax: [Personal information omitted.]
Davies Ward Phillips & Vineberg LLP 1501 McGill College Avenue, 26th Floor Montréal, QC H3A 3N9 Canada Attention: Olivier Désilets Email: odesilets@dwpv.com Fax: 514-841-6499

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